                          CATALYST SEMICONDUCTOR, INC.







                         COMMON STOCK PURCHASE AGREEMENT

                                     BETWEEN

                          CATALYST SEMICONDUCTOR, INC.

                                       AND

                                    ELEX N.V.



                               SEPTEMBER 14, 1998


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                                TABLE OF CONTENTS

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1. Purchase and Sale of Common Stock.........................................................1

        1.1 First Sale and Issuance of Common Stock..........................................1
        1.2 First Closing; Delivery..........................................................1
        1.3 Second Sale and Issuance of Common Stock.........................................1
        1.4 Second Closing; Delivery.........................................................2

2. Representations and Warranties of the Company.............................................2

        2.1 Organization, Good Standing and Qualification....................................2
        2.2 Capitalization...................................................................2
        2.3 Authorization....................................................................3
        2.4 Valid Issuance of Securities.....................................................3
        2.5 Governmental Consents............................................................3
        2.6 Litigation.......................................................................3
        2.7 Corporate Documents..............................................................4

3. Representations and Warranties of Purchaser...............................................4

        3.1 Authorization; Share Ownership...................................................4
        3.2 Purchase Entirely for Own Account................................................4
        3.3 Disclosure of Information........................................................4
        3.4 Restricted Securities............................................................4
        3.5 No Public Market.................................................................5
        3.6 Legends..........................................................................5
        3.7 Accredited Investor; Sophistication..............................................5
        3.8 Foreign Investors................................................................6

4. Conditions of Purchaser's Obligations at Closing..........................................6

        4.1 Representations and Warranties...................................................6
        4.2 Performance......................................................................6
        4.3 Compliance Certificate...........................................................6
        4.4 Qualifications...................................................................6
        4.5 Amendment to Rights Agreement....................................................6

5. Conditions of the Company's Obligations at Closing........................................7

        5.1 Representations and Warranties...................................................7
        5.2 Performance......................................................................7
        5.3 Qualifications...................................................................7
        5.4 Standstill Agreement.............................................................7
        5.5 Amendment to Rights Agreement....................................................7
        5.6 Fairness Opinion.................................................................7

6. Repurchase Right..........................................................................7

        6.1 Repurchase Right.................................................................7
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
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
        6.2 Successors.......................................................................8
        6.3 Amendment of Prior Agreement.....................................................8

7. Discussions Concerning Future Investments.................................................8

        7.1 Future Additional Investments....................................................8
        7.2 Investments by Management........................................................8

8. Miscellaneous.............................................................................9

        8.1 Survival of Warranties...........................................................9
        8.2 Transfer; Successors and Assigns.................................................9
        8.3 Governing Law....................................................................9
        8.4 Counterparts.....................................................................9
        8.5 Titles and Subtitles.............................................................9
        8.6 Notices..........................................................................9
        8.7 Finder's Fee....................................................................10
        8.8 Attorney's Fees.................................................................10
        8.9 Amendments and Waivers..........................................................10
        8.10 Severability...................................................................10
        8.11 Delays or Omissions............................................................10
        8.12 Entire Agreement...............................................................11
        8.13 Nondisclosure Agreement........................................................11
        8.14 Corporate Securities Law.......................................................11
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                          CATALYST SEMICONDUCTOR, INC.

                         COMMON STOCK PURCHASE AGREEMENT

        This COMMON STOCK PURCHASE AGREEMENT (this "AGREEMENT") is made as of the 14th day of September 1998 by and between CATALYST SEMICONDUCTOR, INC., a corporation organized and existing under the laws of the State of Delaware (the
"COMPANY"), and ELEX N.V., a corporation organized and existing under the laws of the Country of Belgium ("PURCHASER").

        The parties hereby agree as follows:

        1.     PURCHASE AND SALE OF COMMON STOCK.

               1.1 FIRST SALE AND ISSUANCE OF COMMON STOCK. Subject to the terms and conditions of this Agreement, Purchaser agrees to purchase at the First
Closing (as defined below) and the Company agrees to sell and issue to Purchaser at the First Closing an aggregate of 4,000,000 shares of Common Stock at a purchase price of US$0.25 per share. The shares of Common Stock issued to Purchaser pursuant to this Section 1.1 shall be hereinafter referred to as the "FIRST CLOSING STOCK."

               1.2 FIRST CLOSING; DELIVERY.

                      (a) The purchase and sale of the First Closing Stock shall take place at the offices of Venture Law Group, 2800 Sand Hill Road, Menlo Park,
California, at 10:00 a.m., on September 14, 1998, or at such other time and place as the Company and Purchaser mutually agree upon, orally or in writing
(which time and place are designated as the "FIRST CLOSING" and the date on which the Closing occurs shall be the "FIRST CLOSING Date").

                      (b) At the Closing, the Company shall deliver to Purchaser a certificate representing the First Closing Stock being purchased thereby against payment of the purchase price therefor by check payable to the Company or by wire transfer to the Company's bank account.

               1.3 SECOND SALE AND ISSUANCE OF COMMON STOCK. At any time during the twelve (12) month period following the First Closing Date, the Company shall have the right to require Purchaser to purchase up to an additional 4,000,000 shares of Common Stock of the Company. The Company may exercise such right by giving Purchaser fifteen (15) days advance written notice (the "EXERCISE
NOTICE") of the Company's exercise of such right which Exercise Notice shall specify (a) the number of shares to be purchased pursuant to this Section 1.3
(the "SECOND CLOSING STOCK"), (b) the aggregate purchase price, and (c) the scheduled closing date for the purchase and sale of the Second Closing Stock, which shall be no later than the 12-month anniversary of the First Closing Date.
Upon delivery of the Exercise Notice and subject to the terms and conditions of this Agreement, Purchaser agrees to purchase at the Second Closing (as defined below) and the Company agrees to sell and issue to Purchaser at the Second
Closing the





Second Closing Stock at a purchase price of US$0.25 per share. The First Closing Stock and the Second Closing Stock shall collectively be referred to as the "STOCK."

               1.4 SECOND CLOSING; DELIVERY.

                      (a) The purchase and sale of the Second Closing Stock shall take place at the offices of Venture Law Group, 2800 Sand Hill Road, Menlo Park, California, at 10:00 a.m., on the scheduled closing date specified in the Exercise Notice pursuant to Section 1.3(c), or at such other time and place as the Company and Purchaser mutually agree upon, orally or in writing (which time and place are designated as the "SECOND CLOSING" and the date on which the Closing occurs shall be the "SECOND CLOSING DATE").

                      (b) At the Second Closing, the Company shall deliver to Purchaser a certificate representing the Second Closing Stock being purchased thereby against payment of the purchase price therefor by check payable to the Company or by wire transfer to the Company's bank account.

        2. REPRESENTATIONS AND WARRANTIES OF THE COMPANY. The Company hereby represents and warrants to Purchaser that, except as set forth on a Schedule of Exceptions attached hereto as Exhibit A, which exceptions shall be deemed to be representations and warranties as if made hereunder:

               2.1 ORGANIZATION, GOOD STANDING AND QUALIFICATION. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to carry on its business. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure so to qualify would have a material adverse effect on its business or properties.

               2.2 CAPITALIZATION. The authorized capital of the Company consists, or will consist, immediately prior to the Closing, of:

                      (a) 2,000,000 shares of Preferred Stock, none of which is issued and outstanding.

                      (b) 25,000,000 shares of Common Stock, 9,961,722 shares of which are issued and outstanding as of August 14, 1998. All of the outstanding shares of Common Stock have been duly authorized, validly issued, fully paid and are nonassessable and issued in compliance with all applicable federal and state securities laws.

                      (c) Except for outstanding options, shares, rights or other securities issued or granted pursuant to the Company's Stock Option Plan, the Company's 1993 Directors Stock Option Plan, the Company's Employee Stock Purchase Plan, the Company's Preferred Shares Rights Agreement dated as of December 3, 1996 between the Company and First National Bank of Boston, as Rights Agent (the "RIGHTS AGREEMENT"), and certain shares that the Company may be required to issue to Trio-Tech in order to satisfy certain obligations to such company, and except as provided in Section 7.2, there are no outstanding options, warrants, rights (including conversion or preemptive rights and rights of first refusal or similar rights) or agreements, orally or in writing, for the purchase or acquisition from the Company of any shares of its capital stock.

               2.3 AUTHORIZATION. All corporate action on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution and delivery of this Agreement, the Amended and Restated Standstill Agreement in the form attached hereto as Exhibit B (the "STANDSTILL AGREEMENT" and together with this Agreement, the "Agreements"), the performance of all obligations of the Company hereunder and thereunder and, the Agreements, when executed and delivered by the Company, shall constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and other laws of general application affecting enforcement of creditors' rights generally, as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

               2.4 VALID ISSUANCE OF SECURITIES. The Stock that is being issued to Purchaser hereunder, when issued, sold and delivered in accordance with the terms hereof for the consideration expressed herein, will be duly and validly issued, fully paid and nonassessable and free of restrictions on transfer other than restrictions on transfer under this Agreement and the Standstill Agreement and applicable state and federal securities laws. Based in part upon the representations of Purchaser in this Agreement and subject to the provisions of
Section 2.5 below, the Stock will be issued in compliance with all applicable federal and state securities laws.

               2.5 GOVERNMENTAL CONSENTS. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state or local governmental authority on the part of the Company is required in connection with the consummation of the transactions contemplated by this Agreement, except for filings pursuant to Section 25102(f) of the California Corporate Securities Law of 1968, as amended, and the rules thereunder, other applicable state securities laws and Regulation D of the Securities Act of 1933, as amended (the "SECURITIES ACT").

               2.6 LITIGATION. There is no action, suit, proceeding or investigation pending or, to the Company's knowledge, currently threatened against the Company or any of its subsidiaries that questions the validity of the Agreements or the right of the Company to enter into them, or to consummate the transactions contemplated hereby or thereby, nor is the Company aware that there is any basis for the foregoing. The Company is not a party or subject to the provisions of any order, writ, injunction, judgment or decree of any court or government agency or instrumentality.

               2.7 CORPORATE DOCUMENTS. The Restated Certificate of Incorporation and Bylaws of the Company are in the form provided to Purchaser.

        3. REPRESENTATIONS AND WARRANTIES OF PURCHASER. Purchaser hereby represents and warrants to the Company that:




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

               3.1 AUTHORIZATION; SHARE OWNERSHIP. Purchaser has full power and authority to enter into the Agreements. The Agreements, when executed and delivered by Purchaser, will constitute valid and legally binding obligations of Purchaser, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors' rights generally, and as limited by laws relating to the availability of a specific performance, injunctive relief, or other equitable remedies. Purchaser does not, and immediately prior to the Closing will not, beneficially own any outstanding shares of Common Stock of the Company

               3.2 PURCHASE ENTIRELY FOR OWN ACCOUNT. This Agreement is made with Purchaser in reliance upon Purchaser's representation to the Company, which by Purchaser's execution of this Agreement, Purchaser hereby confirms, that the Stock to be acquired by Purchaser will be acquired for investment for Purchaser's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Purchaser further represents that Purchaser does not presently have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to any of the Stock. Purchaser has not been formed for the specific purpose of acquiring the Stock.

               3.3 DISCLOSURE OF INFORMATION. Purchaser has had an opportunity to discuss the Company's business, management, financial affairs and the terms and conditions of the offering of the Stock with the Company's current and past Chief Executive Officers and other management and has had an opportunity to review the Company's facilities, public filings (including the Company's Form 10-K for the fiscal year ended April 30, 1998) and all other materials requested by Purchaser and believed by Purchaser to be material to its investment decision. Purchaser understands that such discussions, as well as any other written information delivered by the Company to Purchaser, were intended to describe the aspects of the Company's business which it believes to be material. Purchaser has had the ability and opportunity to discuss such matters with legal and other advisors of its choosing.

               3.4 RESTRICTED SECURITIES. Purchaser understands that the Stock has not been, and will not be, registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of Purchaser's representations as expressed herein. Purchaser understands that the Stock constitutes "restricted securities" under applicable U.S. federal and state securities laws and that, pursuant to these laws, Purchaser must hold the Securities indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. Purchaser acknowledges that the Company has no obligation to register or qualify the Securities for resale. Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Stock, and on requirements relating to the Company which are outside of Purchaser's control, and which the Company is under no obligation and may not be able to satisfy.

               3.5 NO PUBLIC MARKET. Purchaser understands that no public market now exists for any of the securities issued by the Company, and that the Company has made no assurances that a public market will ever exist for the Securities.

               3.6 LEGENDS. Purchaser understands that the Securities and any securities issued in respect of or exchange for the Securities, may bear one or all of the following legends:

                      (a) "THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH SALE OR DISTRIBUTION MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933."

                      (b) "THE SALE, PLEDGE OR TRANSFER OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS AND CONDITIONS OF A CERTAIN COMMON STOCK PURCHASE AGREEMENT, AS AMENDED, BY AND BETWEEN THE SHAREHOLDER AND THE CORPORATION. COPIES OF SUCH AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST TO THE SECRETARY OF THE CORPORATION."

                      (c) Any legend set forth in the other Standstill
Agreement.

                      (d) Any legend required by the Blue Sky laws of any state or country to the extent such laws are applicable to the shares represented by the certificate so legended.

               3.7 ACCREDITED INVESTOR; SOPHISTICATION. Purchaser is an accredited investor as defined in Rule 501(a) of Regulation D promulgated under the Securities Act. Purchaser has extensive experience with companies in the industry conducted by the Company and is an experienced and sophisticated investor with extensive experience investing in transactions similar to the transactions contemplated by this Agreement.

               3.8 FOREIGN INVESTORS. If Purchaser is not a United States person (as defined by Section 7701(a)(30) of the Internal Revenue Code of 1986, as amended), Purchaser hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Stock or any use of this Agreement, including
(i) the legal requirements within its jurisdiction for the purchase of the Stock, (ii) any foreign exchange restrictions applicable to such purchase, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the purchase, holding, redemption, sale, or transfer of the Stock. Purchaser's subscription and payment for and continued beneficial ownership of the Stock, will not violate any applicable securities or other laws of Purchaser's jurisdiction.

        4. CONDITIONS OF PURCHASER'S OBLIGATIONS AT CLOSING. The obligations of Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

               4.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Company contained in Section 2 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the date of the Closing.

               4.2 PERFORMANCE. The Company shall have performed and complied with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing.

               4.3 COMPLIANCE CERTIFICATE. The President of the Company shall deliver to Purchaser at the Closing a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

               4.4 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state (including the National Association of Securities Dealers, Inc. or the National Market) that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

               4.5 AMENDMENT TO RIGHTS AGREEMENT. The Company shall have amended its Rights Agreement, so that Purchaser will not be an "Acquiring Person" solely by virtue of the transactions contemplated by this Agreement.

        5. CONDITIONS OF THE COMPANY'S OBLIGATIONS AT CLOSING. The obligations of the Company to Purchaser under this Agreement are subject to the fulfillment, on or before the Closing, of each of the following conditions, unless otherwise waived:

               5.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of Purchaser contained in Section 3 shall be true and correct in all material respects on and as of the Closing with the same effect as though such representations and warranties had been made on and as of the Closing.

               5.2 PERFORMANCE. All covenants, agreements and conditions contained in this Agreement to be performed by Purchaser on or prior to the Closing shall have been performed or complied with in all material respects.

               5.3 QUALIFICATIONS. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state (including the




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

National Association of Securities Dealers, Inc. or the National Market) that are required in connection with the lawful issuance and sale of the Stock pursuant to this Agreement shall be obtained and effective as of the Closing.

               5.4 STANDSTILL AGREEMENT. The Company and Purchaser shall have executed and delivered the Standstill Agreement.

               5.5 AMENDMENT TO RIGHTS AGREEMENT. The Company shall have amended its Rights Agreement so that Purchaser will not be an "Acquiring Person" solely by virtue of the transactions contemplated by this Agreement and the Common Stock Purchase Agreement dated as of May 26, 1998.

               5.6 FAIRNESS OPINION. The Company shall have obtained an opinion of Sutter Securities or other financial advisors to the Company of recognized standing, as to the fairness to the Company of the sale and issuance of the Stock from a financial point of view.

        6.     REPURCHASE RIGHT.

               6.1 REPURCHASE RIGHT. Upon not less than fifteen (15) days advance written notice (the "REPURCHASE NOTICE") delivered at any time or from time to time prior to the one (1) year anniversary of the Closing Date, the Company shall hereby have the assignable right to repurchase all or any portion of the Stock. The repurchase price to be paid in exchange for the repurchase of the Stock (the "REPURCHASE PRICE") shall be as follows: (a) if the Repurchase Notice is delivered not later than the 3 month anniversary of the Closing Date, the Repurchase Price shall be $1.25 per share; (b) if the Repurchase Notice is delivered after the 3 month anniversary of the Closing Date but not later than the 6 month anniversary of the Closing Date, the Repurchase Price shall be $1.50 per share; (c) if the Repurchase Notice is delivered after the 6 month anniversary of the Closing Date but not later than the 9 month anniversary of the Closing Date, the Repurchase Price shall be $1.75 per share; and (d) if the Repurchase Notice is delivered after the 9 month anniversary of the Closing Date but not later than the 12 month anniversary of the Closing Date, the Repurchase Price shall be $2.00 per share. Notwithstanding the foregoing the Repurchase Price shall in no event be less than the average of the closing bid price for the Common Stock for the ten (10) trading days preceding the date of the Repurchase Notice. The Repurchase Notice shall state that the demand for repurchase is based on this Section of this Agreement and shall specify the date of delivery of the Repurchase Notice, the number of shares to be repurchased, and the price to be paid therefor. The Company and Elex hereby amend the third sentence of Section 6.1 of that certain Common Stock Purchase Agreement dated as of May 26, 1998 between the Company and Purchaser to provide as follows:
"Notwithstanding the foregoing the Repurchase Price shall in no event be less than the average of the closing bid price for the Common Stock for the ten (10) trading days preceding the date of the Repurchase Notice."

               6.2 SUCCESSORS. This Agreement shall be binding on any assignees or transferees of Purchaser and Purchaser shall not sell, assign, pledge or transfer the Stock unless such assignee or transferee executes an agreement agreeing to be bound by the terms of this Agreement.




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

               6.3 AMENDMENT OF PRIOR AGREEMENT. The Company and Elex hereby amend and restate the third sentence of Section 6.1 of that certain Common Stock Purchase Agreement dated as of May 26, 1998 between the Company and Purchaser to provide in its entirety as follows: "Notwithstanding the foregoing the Repurchase Price shall in no event be less than the average of the closing bid price for the Common Stock for the ten (10) trading days preceding the date of the Repurchase Notice."

        7.     DISCUSSIONS CONCERNING FUTURE INVESTMENT; INVESTMENT BY
               MANAGEMENT.

               7.1 FUTURE ADDITIONAL INVESTMENTS. In the event the Company is going to file a voluntary petition in bankruptcy or an assignment for the benefit of creditors, the Company shall notify Purchaser, shall discuss its plans with Purchaser and shall discuss with Purchaser the possibility of Purchaser investing additional equity in the Company. Such discussions will also encompass the necessity to amend the Rights Agreement.

               7.2 INVESTMENTS BY MANAGEMENT. The Company will seek to sell to certain of the members of management of the Company up to 4,500,000 shares of the Company's Common Stock at a price of not less than $0.30 per share. The payment for such shares shall be such consideration as shall be determined by the Board of Directors of the Company which may be nonrecourse promissory notes delivered by such individuals. In exchange for such members of management maintaining below market salaries for a period of not less than three years, the nonrecourse promissory notes will be forgiven in equal monthly, quarterly or annual installments over a period of not less than three years.

        8.     MISCELLANEOUS.

               8.1 WARRANTIES. Unless otherwise set forth in this Agreement, the representations, warranties and covenants of the Company and Purchaser contained in or made pursuant to this Agreement shall not survive the Closing.

               8.2 TRANSFER; SUCCESSORS AND ASSIGNS. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

               8.3 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by and construed and enforced in accordance with the internal laws of the State of California, and shall be binding upon the parties hereto in the United States and worldwide. The federal and state courts within County of Santa Clara in the State of California shall have exclusive jurisdiction to adjudicate any dispute arising out of this Agreement.

               8.4 COUNTERPARTS. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute one instrument.




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

               8.5 TITLES AND SUBTITLES. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

               8.6 NOTICES. Any notice required or permitted by this Agreement shall be in writing and shall be deemed sufficient upon delivery, when delivered personally or by overnight courier or sent by telegram or fax, or forty-eight
(48) hours after being deposited in the U.S. mail, as certified or registered mail, with postage prepaid, addressed to the party to be notified at such party's address as set forth below:

               (a)    If to Purchaser, to:

                      Elex N.V.
                      Transportstraat 1
                      B 3980
                      Tessenderlo, Belgium
                      Attention:    Chairman of the Board
                      Phone:        011+32 13 67 07 74
                      Fax:          011+32 13 67 21 34

               (b)    If to Catalyst, to:

                      Catalyst Semiconductor, Inc.
                      1250 Borregas Avenue
                      Sunnyvale, CA  94089

                      Attention:    President and Chief Executive Officer
                      Phone:        (408) 542-1060
                      Fax:          (408) 542-1406

               8.7 FINDER'S FEE. Each party represents that it neither is nor will be obligated for any finder's fee or commission in connection with this transaction. Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless Purchaser from any liability for any commission or compensation in the nature of a finder's fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

               8.8 ATTORNEY'S FEES. If any action at law or in equity (including arbitration) is necessary to enforce or interpret the terms of any of the Agreements, the prevailing party shall be entitled to reasonable attorney's fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

               8.9 AMENDMENTS AND WAIVERS. Any term of this Agreement may be amended or waived only with the written consent of the Company and the holders of at least a majority of the Stock. Any amendment or waiver effected in accordance with this Section 7.9 shall be binding upon Purchaser and each transferee of the Stock, each future holder of all such securities, and the Company.

               8.10 SEVERABILITY. If one or more provisions of this Agreement are held to be unenforceable under applicable law, the parties agree to renegotiate such provision in good faith. In the event that the parties cannot reach a mutually agreeable and enforceable replacement for such provision, then
(a) such provision shall be excluded from this Agreement, (b) the balance of the Agreement shall be interpreted as if such provision were so excluded and (c) the balance of the Agreement shall be enforceable in accordance with its terms.

               8.11 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

               8.12 ENTIRE AGREEMENT. This Agreement, and the documents referred to herein constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

               8.13 NONDISCLOSURE AGREEMENT. The parties reaffirm and acknowledge the terms and conditions of that certain Nondisclosure Agreement dated as of May 26, 1998.

               8.14 CORPORATE SECURITIES LAW. THE SALE OF THE SECURITIES WHICH ARE THE SUBJECT OF THIS AGREEMENT HAS NOT BEEN QUALIFIED WITH THE COMMISSIONER OF CORPORATIONS OF THE STATE OF CALIFORNIA AND THE ISSUANCE OF THE SECURITIES OR THE PAYMENT OR RECEIPT OF ANY PART OF THE CONSIDERATION THEREFOR PRIOR TO THE QUALIFICATION IS UNLAWFUL, UNLESS THE SALE OF SECURITIES IS EXEMPT FROM THE QUALIFICATION BY SECTION 25100, 25102 OR 25105 OF THE CALIFORNIA CORPORATIONS CODE. THE RIGHTS OF ALL PARTIES TO THIS AGREEMENT ARE EXPRESSLY CONDITIONED UPON THE QUALIFICATION BEING OBTAINED UNLESS THE SALE IS SO EXEMPT.

                  [Remainder of Page Intentionally Left Blank]

        The parties have executed this Common Stock Purchase Agreement as of the date first written above.

COMPANY:
                                  CATALYST SEMICONDUCTOR, INC.


                                  By:  /s/ Radu Vanco
                                      ------------------------------------
                                        Radu Vanco
                                        President and Chief Executive Officer


PURCHASER:
                                  ELEX N.V.


                                  By:   /s/ Roland Duchatelet
                                      ------------------------------------
                                        Roland Duchatelet
                                        Chairman of the Board



                      SIGNATURE PAGE TO PURCHASE AGREEMENT

                                    EXHIBIT A


            SCHEDULE OF EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES


        This Schedule of Exceptions is made and given pursuant to Section 2 of the Common Stock Purchase Agreement dated as of September 14, 1998 (the "AGREEMENT") between Catalyst Semiconductor, Inc., a corporation organized and existing under the laws of the State of Delaware (the "COMPANY"), and Elex N.V., a corporation organized and existing under the laws of the Country of Belgium ("PURCHASER"). Unless the context otherwise requires, all capitalized terms used herein shall have the same meanings as set forth in the Agreement. All disclosures and exceptions contained herein are intended to modify all of the Company's representations and warranties contained in the Agreement, and the section headings used below are for convenience only.

        NONE.




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